UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

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EBET, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-40334	85-3201309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 411-2726

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 8.01 below is incorporated herein by reference

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2024, Aaron Speach, Christopher Downs, Dennis Neilander and Michael Nicklas resigned from the EBET, Inc. (the “Company”) Board of Directors. The resignations were not due to any disagreement with management.

On August 1, 2024, Aaron Speach resigned as the Company’s Chief Executive Officer and President, and Matthew Lourie resigned as the Company’s Chief Financial Officer.

Item 8.01. Other Events.

As previously reported, on June 30, 2023, the Company, the subsidiaries of the Company and CP BF Lending, LLC (“Lender”), entered into a forbearance agreement (the “Forbearance Agreement”) with respect to the credit agreement between the Company and the Lender (“Credit Agreement”). Pursuant to the Forbearance Agreement, the Company acknowledged, among other items, that, as of June 30, 2023, it was in default under the Credit Agreement. Pursuant to the Forbearance Agreement, the Lender agreed to forbear from exercising its rights and remedies against the Company and the guarantors under the Credit Agreement. On April 12, 2024, the parties entered into a fourth amendment to Credit Agreement (“Amendment”) pursuant to which the Company acknowledged that due to the issuance of an arbitration award against the Company on or about January 5, 2024, a Termination Event (“Termination Event”) had occurred under the Credit Agreement and Forbearance Agreement and whereon the Lender agreed that that the effective date of such Termination Event date would not take effect until June 17, 2024.

On May 2, 2024, the Company, the subsidiaries of the Company and the Lender entered into Forbearance Agreement Amendment No. 3 whereby among other items, the parties confirmed the date of effectiveness of the Termination Event to be the earlier to occur of June 17, 2024 or the occurrence of another event of default.

On June 17, 2024, the Termination Event took effect and the Lender’s agreement to forbear from exercising its rights and remedies under the Credit Agreement ceased. As of June 17, 2024, the Company’s total obligations to the Lender were $37,117,573.56, consisting of principal (inclusive of PIK interest) and any and all other accrued but unpaid interest to date, but not including fees, costs and expenses now or in the future due either directly or by way of reimbursement, all of which is immediately due and payable. The Company does not have sufficient funds to repay the Lender and does not have any commitments for additional funds. On June 18, 2024, the Lender sent the Company and its subsidiaries that guaranteed the debt obligations notice of termination and reservation of all rights under the Credit Agreement.

On July 15, 2024, the Company received a notice of public foreclosure auction sale under Section 9-610 and 9-611 of the Uniform Commercial Code from the Lender (the “Notice”). In accordance with the Notice, a public auction of certain Company assets occurred on August 1, 2024. The assets included the equity and business operations contained in EBET’s subsidiary Karamba Limited, which materially includes the Company’s websites www.karamba.com, www.generationvip.com, www.hopa.com, www.scratch2cash.com, www.griffoncasino.com, www.bettarget.com, and www.dansk777.com (“Sites”) and other assets of EBET (including any and all litigation claims) and equity of certain other of EBET subsidiaries. The sale of the assets was effected via a statutory procedure under Article 9 of the Uniform Commercial Code, which permits a creditor to exercise its right of foreclosure subsequent to a borrower’s loan default, take control of collateral assets of a borrower and sell them while reserving rights to credit bid.

On August 1, 2024, the foreclosure sale pursuant to the auction was completed, and the Sites and other assets and certain of EBET subsidiary equity holdings were sold.

Effective as of the consummation of the sale, the EBET, Inc. entity itself has ceased to have any further business operations. As described in Item 5.02 above, the Company’s Board of Directors and management have resigned from the Company.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBET, INC.

Date: August 1, 2024
By: /s/ Matthew Lourie
Matthew Lourie
Chief Financial Officer

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